As filed with the Securities and Exchange Commission on August 13, 2024

No. 333-248976

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-248976

UNDER THE SECURITIES ACT OF 1933

Digital Media Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1399727
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4800 140th Avenue N., Suite 101

Clearwater, Florida

33762

+877 236-8632

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan

(Full title of the plan)

Anthony Saldana

General Counsel, Executive Vice President of Legal & Compliance and Secretary

4800 140th Avenue N., Suite 101

Clearwater, Florida

33762

+877 236-8632

(Name, Address and Telephone number, including area code, of Agent for Service)

With a copy to:

Joshua N. Korff, P.C.
Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Digital Media Solutions, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), is filing this post-effective amendment (this “Post-Effective Amendment”) to the following Registration Statement on Form S-8 (the “Registration Statement”), which had been previously filed with the Securities and Exchange Commission, to deregister the offer of any and all of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), registered but unsold or otherwise unissued under the Registration Statement as of the date hereof (note that the number of shares listed below do not take into account corporate actions, such as stock splits, taken in the interim):

●	Registration Statement No. 333-248976, registering 11,630,172 shares of Class A Common Stock issuable under the Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan.

The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clearwater, Florida, on August 13, 2024.

DIGITAL MEDIA SOLUTIONS, INC.

By:	/s/ Anthony Saldana
Name:	Anthony Saldana
Title:	General Counsel, Executive Vice President of Legal & Compliance and Secretary

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Act.

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